Filed Pursuant to Rule 424(b)(5)

Registration No. 333-275559

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 24, 2023)

36,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 5,000,000 Shares of Common Stock

5,000,000 Shares of Common Stock Underlying the Pre-Funded Warrants

Dragonfly Energy Holdings Corp.

We are offering 36,000,000 shares of our common stock, and, in lieu of shares of common stock to investors that so choose, pre-funded warrants to purchase 5,000,000 shares of our common stock, or the “pre-funded warrants” (and the shares of common stock issuable from time to time upon exercise of each of the pre-funded warrants). The public offering price is $1.35 per share. The pre-funded warrants will be exercisable immediately and are exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the public offering price at which a share of common stock is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share of common stock. Each pre-funded warrant will be exercisable for one share of common stock at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DFLI” and our public warrants (the “Public Warrants”) are currently listed on the Nasdaq Capital Market under the symbol “DFLIW.” On October 14, 2025, the last reported sales price of our common stock on the Nasdaq Capital Market was $1.53 per share and the last reported sales price of our Public Warrants was $0.185. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Supplement Summary—Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves risks. Before buying any securities, you should read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per PRE-FunDED Warrant	Total
Public offering price	$1.35	$1.3499	$55,349,500.00
Underwriting discounts and commissions (1)	$0.081	$0.081	$3,321,000.00
Proceeds to us, before expenses	$1.269	$1.2689	$52,028,500.00

(1) We have agreed to reimburse the underwriters for certain of their reasonable out-of-pocket expenses. See “Underwriting” beginning on page S-11 for more information on this offering and the underwriting arrangements.

Delivery of the shares of common stock and pre-funded warrants is expected to be made on or about October 17, 2025. We have granted the underwriters an option for a period of 30 days to purchase up to 6,150,000 additional shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $3,819,150.00 and the total proceeds to us, before expenses, will be $59,832,850.00.

Sole Bookrunner

Canaccord Genuity

Co-Manager

Roth Capital Partners

The date of this prospectus supplement is October 16, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 24, 2023, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement or the accompanying prospectus to “Dragonfly Energy,” the “Company,” “we,” “us,” or “our” mean Dragonfly Energy Holdings Corp. and its subsidiaries unless we state otherwise or the context otherwise indicates. This prospectus supplement and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit or incorporated by reference into this prospectus supplement or the accompanying prospectus made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

SUMMARY

This summary description about us, our business and this offering highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our common stock or pre-funded warrants. You should carefully read this entire prospectus supplement, the accompanying prospectus, and each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page S-5 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Company

We are a manufacturer of non-toxic deep cycle lithium-ion batteries that are designed to displace lead acid batteries in a number of different storage applications and end markets including recreational vehicle (“RV”), marine vessel, and solar, oil and gas and off-grid industries, with disruptive solid-state cell technology currently under development. We believe that the innovative design of our lithium-ion batteries is ideally suited for the demands of modern customers who rely on consumer electronics, connected devices and smart appliances that require continuous, reliable electricity, regardless of location.

We currently offer several lines of batteries across our “Battle Born” and “Dragonfly” brands, each differentiated by size, power and capacity, consisting of seven different models, four of which come with a heated option. We primarily sell “Battle Born” branded batteries directly to consumers and “Dragonfly” branded batteries to original equipment manufacturers (“OEMs”). Our RV OEM customers currently include Keystone, THOR Industries, Airstream, and REV, and we are in ongoing discussions with a number of additional RV OEMs to further increase adoption of our products.

To supplement our battery offerings, we are also a reseller of accessories for battery systems. These include chargers, inverters, monitors, controllers and other system accessories from brands such as Victron Energy, Progressive Dynamics, Magnum Energy and Sterling Power. In April 2022, we also acquired the assets, including the Wakespeed Offshore brand of Thomason Jones, allowing us to include our own alternator regulator in systems that we sell.

In addition, we have successfully developed innovative manufacturing processes for dry-electrode manufacturing of lithium-ion cells, and continue development efforts relating to next-generation solid-state technology. Since our inception, we have built a comprehensive patent portfolio around our proprietary dry electrode battery manufacturing process, which eliminates the use of harmful solvents and energy-intensive drying ovens compared to traditional methods. This translates to significant environmental and cost benefits, including reduced energy consumption, smaller space requirements, and a lower carbon footprint.

Moreover, our solid-state technology in development removes the need for a liquid electrolyte, thereby addressing safety concerns related to flammability. Our unique competitive edge lies in the combination of solid-state technology with its scalable dry-electrode manufacturing process. This enables the rapid production of cells having an intercalation anode (like graphite or silicon), unlike many competitors reliant on less stable lithium metal anodes. We believe this design offers superior cyclability and safety, serving as a key differentiator in the energy storage market. Furthermore, internal production of both conventional and solid-state cells streamlines our supply chain and enables vertical integration, ultimately driving down production costs. In October 2023, we announced the successful dry deposition of anode and cathode electrodes at scale using our patented battery manufacturing process. We are currently producing sample cells for prospective customers across a variety of chemistries and end-markets. In addition, we are currently exploring opportunities within North America as part of our efforts to build a cell manufacturing facility.

Recent Developments

Proposed Debt Restructuring

We have reached an agreement in principle with the lenders (the “Lenders”) under our Term Loan, Guarantee and Security Agreement, dated October 7, 2022, with ALTER DOMUS (US) LLC, as agent, and the Lenders (as amended to date, the “Term Loan Agreement”), pursuant to which we would restructure our outstanding indebtedness as follows (the “Proposed Restructuring”):

●	we would make a prepayment of $45.0 million of outstanding indebtedness under the Term Loan Agreement from the net proceeds of this offering;
●	the Lenders would convert $25 million of the outstanding principal amount of the loan into shares of newly created preferred stock which preferred stock would (i) be convertible into shares of our common stock at the Lenders option at a conversion price of $3.15 per share, or an aggregate of 7,936,508 shares of our common stock, (ii) have a dividend of 8% per annum payable quarterly in cash and (iii) have a dividend of 2% per annum payable quarterly in kind. In addition, we would have a right to redeem any outstanding shares of such preferred stock at our option at the greater of (i) the stated value plus any outstanding dividends and (ii) the as-converted value of the shares of common stock underlying such preferred stock (the “Optional Redemption Price”). The Lenders would also agree not to convert any share of such preferred stock for a period of six months following the closing of this offering. In connection with any future equity offerings, we would be required to use 25% of the net proceeds from such offering to redeem outstanding shares of such preferred stock at the Optional Redemption Price. In the event we have not redeemed such preferred stock by October 7, 2027, the holders would have the right to require us to redeem the preferred stock at the Optional Redemption Price;
●	the Lenders would forgive the repayment of $5 million of the outstanding principal under the Term Loan Agreement;
●	the remaining outstanding principal amount under the Term Loan Agreement of $17 million, after the repayment and forgiveness disclosed above, would have a fixed interest rate of 12% per annum, payable monthly commencing December 31, 2025 and would mature in October 2027;
●	we would pay a fee to the Lenders equal to approximately $450,000 in cash and $450,000 added to principal outstanding amount of the loan under the Term Loan Agreement; and
●	certain covenants under the Term Loan Agreement would be waived through December 31, 2026, except that we would agree to a minimum liquidity covenant of $5.0 million calculated on a monthly basis.

The agreement in principle is not binding, and there can be no assurance that we and the Lenders will ultimately enter into a definitive agreement for the Proposed Restructuring, that the Proposed Restructuring will be consummated, or as to the timing or ultimate terms of any Proposed Restructuring that may occur. The closing of the Proposed Restructuring would be subject to significant closing conditions, including the negotiation and execution of the definitive agreement.

Third Quarter 2025 Preliminary Results

We anticipate third quarter 2025 Net Sales of $16.0 million and Adjusted EBITDA of $(2.2) million. The anticipated results represent 26% year-over-year growth in Net Sales and an approximately $3.3 million reduction in Adjusted EBITDA loss. The third quarter 2025 Net Sales and Adjusted EBITDA are preliminary and are subject to finalization and adjustment in connection with the preparation of our Quarterly Report on Form 10-Q for the three months ended September 30, 2025. The preliminary financial results included in this prospectus supplement have been prepared by, and are the responsibility of, our management. CBIZ CPAs P.C., our independent registered public accounting firm, has not audited, reviewed, examined, complied, nor applied agreed-upon procedures with respect to the preliminary financial results. Accordingly, CBIZ CPAs P.C. does not express an opinion or any other form of assurance with respect thereto. During the course of the preparation of our financial statements and related notes as of and for the three months ended September 30, 2025, we may identify items that would require us to make material adjustments to the preliminary financial results presented herein. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”) and reviewed by our independent registered public accounting firm. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

S-2

Adjusted EBITDA is a non-GAAP measure and should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. The table below provides a reconciliation between reconciliation of Adjusted EBITDA to its nearest GAAP measure based on preliminary information that is subject to the caveats above:

	Three Months Ended
	September 30,	September 30,
	2025	2024
EBITDA Calculation
Net (Loss) Income Before Taxes	$(11,089)	$(6,779)
Interest Expense	6,409	5,615
Depreciation and Amortization	502	327
EBITDA	$(4,178)	$(837)

Adjustments to EBITDA
Stock - Based Compensation	168	256
Separation Agreement Expense	35	-
Lease Impairment	555	-
Preferred Stock Financing expenses	13	-
Debt Restructure Expense	354	-
Change in fair market value of warrant liability	883	(4,875)
Adjusted EBITDA	$(2,170)	$(5,456)

EBITDA is defined as earnings before interest and other income (expenses), income taxes, and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for stock-based compensation and changes in fair market value of warrant liabilities. Adjusted EBITDA is a performance measure that we believe is useful to investors and analysts because it illustrates the underlying financial and business trends relating to our core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA is not a recognized measure under GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by GAAP and should not be considered as an alternative to information reported in accordance with GAAP.

Notice of Allowance

We were issued a Notice of Allowance for our latest patent application, strengthening our Dragonfly IntelLigence® battery communication technology and expanding our growing portfolio of U.S. intellectual property. The newly allowed patent is related to the use of multiple battery system and related wireless devices that wirelessly share information with one another over a connected mesh network. Through this capability, key operating data may be shared and error and/or warning codes may be propagated if certain conditions are detected even if one of the battery systems is powered down. This networked communication layer enhances system awareness, reliability, and coordination across connected energy systems.

Nevada Tech Hub Award

Nevada Tech Hub, a program designed to strengthen Nevada’s lithium battery supply chain, has selected us for funding in its first round of awards. The agreement relating to the award is currently being finalized. The award, expected to total approximately $300,000, will be applied toward high-impact modernization and workforce development initiatives. Key elements of the project include advancing toward ISO 9001 certification, modernizing production systems and upgrading our battery manufacturing lines. There can be no assurance that a definitive agreement will be executed, that the final award amount will be as expected or that the contemplated project will be undertaken or completed as described.

Compliance with Nasdaq Continued Listing Standards

On May 14, 2025, we received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon our non-compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), the Staff had determined to delist the our securities from Nasdaq, subject to our request for a hearing before a Nasdaq Hearings Panel (the “Panel”). We timely requested a hearing before the Panel. In addition, on June 11, 2025, we received an additional staff determination letter indicating that, based upon our non-compliance with the requirement to maintain a minimum market value of listed securities (“MVLS”) of $35 million for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”), the Staff had determined such non-compliance served as an additional basis for delisting our securities from Nasdaq. Additionally, as of the date of this prospectus supplement, we do not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, stockholders’ equity of $2,500,000, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

On July 2, 2025, following our hearing with the Panel on June 24, 2025, we received a notice (the “Notice”) from Nasdaq that, based on the plan of compliance that we had submitted, the Panel had granted us an exception until November 10, 2025 (the “Exception”) to regain compliance with the Bid Price Requirement and the MVLS Requirement, subject to our achievement of certain milestones, including the conversion by the holder of its remaining outstanding shares of our preferred stock into shares of our common stock and the restructuring of a portion of our outstanding debt or conversion of such debt into shares of our common stock. Following this offering, we may need to raise additional capital depending on the amount of debt we may be able to convert in the future, if any, with the lenders to meet the continued listing requirements on Nasdaq. We also may need to complete a reverse split of our outstanding common stock in order to meet the Bid Price Requirement. In the event we fail to meet these and other milestones set forth in the compliance plan submitted to the Panel or otherwise regain compliance with the Bid Price Requirement and the MVLS Requirement or the alternative criteria by November 10, 2025, our securities will be delisted from Nasdaq.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

The mailing address of our principal executive office is 12915 Old Virginia Road, Reno, Nevada 89521, and our telephone number is (775) 622-3448. Our corporate website is: www.dragonflyenergy.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement.

S-3

THE OFFERING

Common stock offered by us	36,000,000 shares

Pre-funded warrants offered by us

We are also offering, in lieu of shares of common stock to certain investors that so choose, pre-funded warrants to purchase 5,000,000 shares of common stock. Each pre-funded warrant will have an initial exercise price per share of $0.0001, subject to certain adjustments. The purchase price of each pre-funded warrant is equal to the price at which the share of common stock is being sold to the public in this offering, minus $0.0001. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For more information, see the section titled “Description of Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Each pre-funded warrant is exercisable for one share of common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its pre-funded warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase or decrease in such percentage shall not be effective until the sixty-first (61st) day after such notice to us.

Common stock to be outstanding immediately after this offering	125,786,915 shares (or 131,936,915 shares if the underwriters exercise in full their option to purchase additional shares) in each case, assuming all of the pre-funded warrants issued in this offering are exercised.

Option to purchase additional shares from us	We have granted the underwriters the option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 6,150,000 additional shares of our common stock.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, including the prepayment of $45.0 million of outstanding indebtedness under the Term Loan Agreement, continued investments in initiatives intended to drive near term revenue, and continued strategic investment in next generation battery technologies, including scaling the dry electrode process and its application to solid-state batteries. See “Use of Proceeds” on page S-8.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “DFLI.” There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system. See the section titled “Description of Securities We Are Offering—Pre-Funded Warrants.”

The number of shares of common stock to be outstanding after this offering is based on 84,786,915 shares of common stock outstanding on October 15, 2025 and excludes:

●	2,777,778 shares of common stock reserved for issuance in the event of certain milestones in connection with our merger in October 2022 (the “Business Combination”);
●	1,046,948 shares of common stock issuable upon exercise of Public Warrants outstanding as of October 15, 2025, with an exercise price of $103.50 per share;
●	166,821 shares of common stock issuable upon exercise of private warrants (the “Private Warrants”) outstanding as of October 15, 2025, with an exercise price of $103.50 per share;
●	1,300,254 shares of common stock issuable upon exercise of other warrants outstanding as of October 15, 2025, with a weighted average exercise price of $18.22 per share;
●	1,061,685 shares of common stock issuable upon exercise of penny warrants (the “Penny Warrants”) outstanding as of October 15, 2025, with an exercise price of $0.09 per share;
●	680,473 shares of common stock issuable upon exercise of Penny Warrants outstanding as of October 15, 2025, with an exercise price of $0.01 per share;
●	137,522 shares of common stock underlying outstanding options as October 15, 2025, with a weighted average exercise price of $24.90 per share;
●	169,484 shares of common stock underlying outstanding restricted stock units as of October 15, 2025; and
●	10,168,204 shares of common stock available for future awards under our equity incentive plans and employee stock purchase plan.

Except as otherwise noted, all information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase 6,150,000 additional shares and (ii) the exercise in full of all pre-funded warrants sold in this offering.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks, uncertainties and assumptions, as well as those discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus supplement and any other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth below. See the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

The agreement in principle with the Lenders regarding the Proposed Restructuring is non-binding and we may be unable to consummate the transactions contemplated by such agreement.

On October 15, 2025, we reached an agreement in principle with the Lenders regarding the Proposed Restructuring. The agreement in principle is non-binding, and there can be no assurance that we and the Lenders will ultimately enter into a definitive agreement for the Proposed Restructuring, that the Proposed Restructuring will be consummated, or as to the timing or ultimate terms of any Proposed Restructuring that may occur. The closing of the Proposed Restructuring would be subject to significant closing conditions, including the negotiation and execution of the definitive agreement and required board approval. Failure to consummate the transactions contemplated by the agreement in principle could have adverse effects on our business and results of operations and financial condition.

We are not currently in compliance with the continued listing requirements for The Nasdaq Capital Market. If we do not regain compliance and continue to meet the continued listing requirements, our common stock may be delisted, which could affect the market price and liquidity for our common stock and reduce our ability to raise additional capital.

On May 14, 2025, we received a notice from the Staff of Nasdaq indicating that, based upon our non-compliance with the Bid Price Requirement, the Staff had determined to delist our securities from Nasdaq, subject to our request for a hearing before the Panel. We timely requested a hearing before the Panel. In addition, on June 11, 2025, we received an additional staff determination letter indicating that, based upon our non-compliance with the MVLS Requirement, the Staff had determined such non-compliance served as an additional basis for delisting our securities from Nasdaq. Additionally, as of the date of this prospectus supplement, we do not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, stockholders’ equity of $2,500,000, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

On July 2, 2025, following our hearing with the Panel on June 24, 2025, we received the Notice from Nasdaq that, based on the plan of compliance that we had submitted, the Panel had granted us the Exception, until November 10, 2025, to regain compliance with the Bid Price Requirement and the MVLS Requirement, subject to our achievement of certain milestones, including the conversion by the holder of its remaining outstanding shares of our preferred stock into shares of our common stock and the restructuring of a portion of our outstanding debt or conversion of such debt into shares of our common stock. Following this offering, we may need to raise additional capital depending on the amount of debt we may be able to convert in the future, if any, with the lenders to meet the continued listing requirements on Nasdaq. We also may need to complete a reverse split of our outstanding common stock in order to meet the Bid Price Requirement. In the event we fail to meet these and other milestones set forth in the compliance plan submitted to the Panel or otherwise regain compliance with the Bid Price Requirement and the MVLS Requirement or the alternative criteria by November 10, 2025, our securities will be delisted from Nasdaq.

Although we intend to continue to take definitive steps and use reasonable best efforts to achieve these milestones and achieve compliance with the Bid Price Requirement and the MVLS Requirement within the established dates or maintain compliance with the other Nasdaq listing requirements, there is significant risk that we may not be able to achieve these milestones or regain compliance with the Bid Price Requirement and the MVLS Requirement within the established dates or maintain compliance with the other Nasdaq listing requirements. In the event we are unable to do so, our securities will be delisted from Nasdaq.

A delisting could substantially decrease trading in our common stock, adversely affect the market liquidity of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, result in a default under the terms of our outstanding indebtedness  , adversely affect its ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of our common stock may decline further and stockholders may lose some or all of their investment.

S-5

Our preliminary financial information represents management’s current estimates and are subject to change.

The preliminary financial results contained in “Prospectus Supplement Summary — Recent Developments — Third Quarter 2025 Preliminary Results” represents only preliminary estimates and is based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results for the three months ended September 30, 2025 are subject to the completion of our financial statements as of such date, and for such period. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of, and for the three months ended September 30, 2025 may differ materially from the preliminary financial results we have provided as a result of completion of our final adjustments and review by our independent registered public accounting firm. Our independent registered public accounting firm has not audited or completed its review with respect to such preliminary estimates and, accordingly, does not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three and nine months ended September 30, 2025 will be included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. See the other risks described in this section and “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report as of, and for the three months ended June September, 2025.

If you purchase shares of common stock or pre-funded warrants in this offering, you will experience immediate and substantial dilution in your investment.

Purchasers of common stock (or pre-funded warrants at the public offering price less $0.0001) in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the pro forma net tangible book value per share of common stock immediately after this offering. After giving effect to the sale of shares of our common stock at the public offering price of $1.35 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, you will experience immediate dilution of $0.81 per share, representing the difference between our pro forma net tangible book value per share as of June 30, 2025 after giving effect to this offering at the public offering price. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock or pre-funded warrants in this offering.

In addition, any shares of common stock we issue in connection with the restructuring of our outstanding debt or conversion of such debt into shares of our common stock will result in further dilution to our stockholders.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for working capital and other general corporate purposes, including the prepayment of $45.0 million of outstanding indebtedness under the Term Loan Agreement, continued investments in initiatives intended to drive near term revenue, and continued strategic investment in next generation battery technologies, including scaling the dry electrode process and its application to solid-state batteries.

You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds from this offering may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

As of October 15, 2025, we had (i) 2,777,778 shares of common stock reserved for issuance in the event of certain milestones in connection the Business Combination; (ii) 1,046,948 shares of common stock issuable upon exercise of Public Warrants, with an exercise price of $103.50 per share; (iii) 166,821 shares of common stock issuable upon exercise of Private Warrants, with an exercise price of $103.50 per share; (iv) 1,300,254 shares of common stock issuable upon exercise of other warrants, with a weighted average exercise price of $18.22 per share; (v) 1,061,685 shares of common stock issuable upon exercise of Penny Warrants, with an exercise price of $0.09 per share; (vi) 680,473 shares of common stock issuable upon exercise of Penny Warrants, with an exercise price of $0.01 per share; (vii) 137,522 shares of common stock underlying outstanding options, with a weighted average exercise price of $24.90 per share; (viii) 169,484 shares of common stock underlying outstanding restricted stock and (ix) 10,168,204 shares of commons stock available for future awards under our equity incentive plans and employee stock purchase plan. The issuance of such common stock will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrants which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% (or, at the election of the purchaser, 4.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Such percentage may be increased or decreased by written notice by the holder of the pre-funded warrants to any other percentage not in excess of 9.99%. Such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, liquidity, future revenue, projected expenses, results of operations, expectations concerning the timing and our ability to commence and subsequently report data from planned non-clinical studies and clinical trials, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus. These factors include, but are not limited to:

●	our ability to service our outstanding indebtedness and comply with the financial covenants in our loan agreement, the failure of which could allow our lenders to accelerate payment under our loan agreement, which would have a material adverse effect on our ability to operate and could require us, among other things, to reduce operations, sell off our assets, seek the protection of bankruptcy courts or shut down our operations and dissolve;
●	our ability to enter into a definitive agreement for and consummate the Proposed Restructuring;
●	our ability to raise additional capital to fund our operations;
●	our ability to successfully increase market penetration into target markets;
●	our ability to cure any listing deficiencies and maintain the listing of our common stock and Public Warrants on the Nasdaq Capital Market;
●	the addressable markets that we intend to target do not grow as expected;
●	the potential for events or circumstances that result in our failure to timely achieve the anticipated benefits of our customer arrangements with THOR Industries and its affiliate brands (including Keystone RV Company (“Keystone”)), including Keystone’s decision in July 2023, that, due to weaker demand for its products and its subsequent focus on reducing costs, it would no longer install our storage solutions as standard equipment, but rather return to offering those solutions as an option to dealers and consumers;
●	our ability to generate revenue from future product sales in our existing markets or new markets that we enter, including the trucking and industrials markets, and our ability to achieve and maintain profitability;
●	the loss of any members of our senior management team or other key personnel;
●	the loss of any relationships with key suppliers, including suppliers in China;
●	the loss of any relationships with key customers;
●	our ability to protect our patents and other intellectual property;
●	our ability to engage target customers and successfully retain these customers for future orders;
●	the failure to successfully optimize solid-state cells or to produce commercially viable solid-state cells in a timely manner or at all, or to scale to mass production;
●	the failure to produce lithium battery cells in the United States in a timely manner or at all, or to scale to mass production;
●	the failure to timely achieve the anticipated benefits of our recent licensing arrangement with Stryten Energy LLC;
●	changes in applicable laws or regulations, including changes in the rates of tariffs or any adjustments to the amounts payable by us to customs as a result of improperly identifying the applicable tariff rate payable on our products;
●	the possibility that we may be adversely affected by other economic, business and/or competitive factors (including an economic slowdown or inflationary pressures);
●	our ability to sell the desired amounts of shares of common stock at desired prices under our committed equity facility;
●	the accuracy of our projections and estimates regarding our expenses, capital requirements, cash utilization, and need for additional financing;
●	developments relating to our competitors and our industry;
●	the reliance on two suppliers for our lithium iron phosphate cells and a single supplier for the manufacture of our battery management system;
●	our current dependence on one manufacturing facility; and
●	the potential impact of global and macroeconomic conditions, including economic, political and social instability, including the Russia-Ukraine conflict, the India-Pakistan conflict and Hamas’ attack on Israel, and their effects on our operations.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference are based on information available to us on the date of this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $51.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that the aggregate net proceeds from this offering will be approximately $59.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, including the prepayment of $45.0 million of outstanding indebtedness under the Term Loan Agreement, continued investments in initiatives intended to drive near term revenue, and continued strategic investment in next generation battery technologies, including scaling the dry electrode process and its application to solid-state batteries. The Term Loan Agreement provides for senior secured term loan facility (the “Term Loan”), the principal of which is approximately $66.0 million as of the date of this prospectus supplement and before the repayment set forth above. The Term Loan matures on October 7, 2027 and accrues interest at a per annum rate equal to adjusted SOFR plus a margin ranging from 9.75% to 13.5%, depending on our senior leverage ratio. See “Prospectus Supplement Summary — Recent Developments — Proposed Debt Restructuring” for a description of the Proposed Restructuring of the Term Loan.

Other than with respect to the prepayment of a portion of the Term Loan, we have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

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DILUTION

Purchasers of common stock or pre-funded warrants in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the pro forma net tangible book value per share of common stock immediately after this offering.

Our net tangible book deficit as of June 30, 2025 was approximately $(15.4 million), or $(0.41) per share of common stock. Net tangible book value per share is determined by dividing total tangible assets, which excludes intangible assets, less total liabilities, by the aggregate number of shares of common stock outstanding as of June 30, 2025.

After giving effect to (i) the conversion of 3.13 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) into 217,840 shares of common stock; (ii) the issuance of 2,100,000 shares of common stock in exchange for the remaining shares of Series A Preferred Stock, (iii) the issuance of 21,980,000 shares of common stock at a public offering price of $0.25 per share for net proceeds of $5.0 million in our public offering that closed on July 31, 2025 (the “July 2025 Offering”), and (iv) the issuance of 23,000,000 shares of common stock at a public offering price of $1.25 per share for net proceeds of $26.9 million in our offering that closed on October 7, 2025 (the “October 2025 Offering”), each subsequent to June 30, 2025 (the “Pro Forma Events”), our pro forma net tangible book value as of June 30, 2025, would have been approximately $16.6 million, or $0.20 per share of common stock.

After giving effect to the sale by us of 41,000,000 shares of common stock (which assumes the exercise of all pre-funded warrants sold in this offering) at the public offering price of $1.35 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2025 would have been approximately $68.3 million, or $0.54 per share. This represents an immediate increase in pro forma net tangible book value of $0.34 per share to our existing stockholders and an immediate dilution of $0.81 per share issued to the new investors purchasing securities in this offering.

The following table illustrates this dilution on a per-share basis:

Public offering price per share of common stock		$1.35
Historical net tangible book deficit per share as of June 30, 2025	$(0.41)
Increase in net tangible book value per share attributable to the Pro Forma Events	$0.61
Pro forma net tangible book value per share as of June 30, 2025	$0.20
Increase in pro forma net tangible book value per share attributable to new investors	$0.34
Pro forma net tangible book value per share after this offering		$0.54
Dilution per share to new investors		$0.81

If the underwriters exercise in full their option to purchase additional shares of common stock in this offering at the public offering price of $1.35 per share, our pro forma net tangible book value after the offering would be $0.58 per share, the increase in the pro forma net tangible book value to existing stockholders would be $0.38 per share, and the dilution to new investors purchasing securities in this offering would be $0.77 per share.

The above table excludes:

●	2,777,778 shares of common stock reserved for issuance in the event of certain milestones in connection with the Business Combination;
●	1,046,948 shares of common stock issuable upon exercise of Public Warrants outstanding as of June 30, 2025, with an exercise price of $103.50 per share;
●	166,821 shares of common stock issuable upon exercise of Private Warrants outstanding as of June 30, 2025, with an exercise price of $103.50 per share;
●	1,300,254 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2025, with a weighted average exercise price of $18.22 per share;
●	1,061,685 shares of common stock issuable upon exercise of Penny Warrants outstanding as of June 30, 2025, with an exercise price of $0.09 per share;
●	680,473 shares of common stock issuable upon exercise of Penny Warrants outstanding as of June 30, 2025, with an exercise price of $0.01 per share;
●	158,247 shares of common stock underlying outstanding options as of June 30, 2025, with a weighted average exercise price of $25.59 per share;
●	195,878 shares of common stock underlying outstanding restricted stock units as of June 30, 2025; and
●	1,189,254 shares of commons stock available for future awards under our equity incentive plans and employee stock purchase plan.

To the extent that options or warrants are exercised, new options are issued, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus. We have 405,000,000 shares of capital stock authorized under our Articles of Incorporation, which consists of 400,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with par value $0.0001 per share. Our common stock is listed on The Nasdaq Capital Market under the symbol “DFLI.” Our transfer agent is Equiniti Trust Company, LLC.

Pre-Funded Warrants

The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Term. The pre-funded warrants will not expire.

Duration and exercise price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants will be exercisable at any time on or after the original issuance date. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrant to the extent that the holder would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least sixty-one (61) days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to compliance with any applicable securities laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

No Listing. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person or the acquisition of 50% or more of our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including the right to receive dividend payments, vote or respond to tender offers, until they exercise their pre-funded warrants.

Warrant Agent. We will act as warrant agent for the pre-funded warrants.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated October 16, 2025, between us and Canaccord Genuity LLC, or Canaccord Genuity, as representative of the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the number of shares of common stock and pre-funded warrants shown opposite their respective names below:

UNDERWRITER	NUMBER OF SHARES	NUMBER OF PRE-FUNDED WARRANTS
Canaccord Genuity LLC	34,200,000	4,750,000
Roth Capital Partners, LLC	1,800,000	250,000
Total	36,000,000	5,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and pre-funded warrants if any of them are purchased.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock and pre-funded warrants subject to their acceptance of the shares of common stock and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority. The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of our common stock upon the exercise of the pre-funded warrants.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.0486 per share of common stock or pre-funded warrant. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

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			TOTAL
	PER SHARE	PER PRE-FUNDED WARRANT	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$1.35	$1.3499	$55,349,500.00	$63,652,000.00
Underwriting discounts and commissions paid by us	$0.081	$0.081	$3,321,000.00	$3,819,150.00
Proceeds to us, before expenses	$1.269	$1.2689	$52,028,500.00	$59,832,850.00

We estimate net expenses payable by us in connection with this offering, other than the estimated underwriting discounts and commissions referred to above, will be approximately $300,000. We have agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering in an amount not to exceed $100,000 in the aggregate.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “DFLI.”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Stamp Taxes

If you purchase securities offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 6,150,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, the underwriters will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, not to directly or indirectly:

●	offer, sell, contract to sell, pledge, hedge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or our affiliates or any person in privity with us or our affiliates), directly or indirectly, including the filing or submission (or participation in the filing or submission) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of common stock or any securities convertible into, or exercisable, or exchangeable for, shares of common stock; or

●	publicly announce an intention to do any of the foregoing

for a period of 90 days after the date of this prospectus supplement without the prior written consent of Canaccord Genuity.

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Lock-Up Agreements

Pursuant to certain ‘‘lock-up’’ agreements, our executive officers and directors have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, without the prior written consent of Canaccord Genuity, for a period of 90 days after the date of this prospectus.

Canaccord Genuity, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, Canaccord Genuity will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing in connection with the offering if the common stock originally sold are purchased in a covering transaction and therefore have not been effectively placed.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our securities in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

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Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their respective customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Canaccord Genuity served as the underwriter for the July 2025 Offering and the October 2025 Offering and received compensation in connection therewith.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the representative for any such offer; or
c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

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For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriters and their affiliates and us that:

a)	it is a qualified investor within the meaning of the Prospectus Regulation; and
b)	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the book-running manager has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire securities in the offering.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in accordance with the transition provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that it may make an offer to the public in the United Kingdom of any securities at any time under the following exemptions under the UK Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of the securities shall require the Company or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

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In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of  “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
●	a person associated with the Company under Section 708(12) of the Corporations Act; or
●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32) or the Securities and Futures Ordinance (Cap. 571) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

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This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from S-30 the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

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●	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
●	where no consideration is or will be given for the transfer;
●	where the transfer is by operation of law;
●	as specified in Section 276(7) of the SFA; or
●	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA) and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;

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●	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations;
●	where required by law, the purchaser is purchasing as principal and not as agent; and
●	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of our securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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General Non-U.S. Legend

This prospectus supplement is for use solely in connection with the proposed offering in certain jurisdictions. This prospectus supplement is not to be distributed in any other jurisdiction and is not to be used in connection with any offer of, or any invitation or solicitation by or on behalf of the Company to subscribe for or purchase, securities in any other jurisdiction. This prospectus supplement is personal to each offeree and does not constitute an offer to any person or to the public generally to subscribe for or otherwise acquire the securities. Distribution of this prospectus supplement to any person other than the prospective investor and any person retained to advise such prospective investor with respect to its purchase is unauthorized.

Delivery of this prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. You must inform yourself about, and observe, any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the securities or possess or distribute this prospectus supplement and must obtain any consent, approval or permission required for your purchase, offer or sale of the securities under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We and the underwriters are not making an offer of, or invitation to purchase, any of the securities to any person in any jurisdiction in which such offer or solicitation would be unlawful.

This prospectus supplement has not been submitted to the review or registration procedures of any regulatory authority outside the United States. The offering of the securities pursuant to this prospectus supplement has not been approved or recommended by any governmental securities regulator.

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LEGAL MATTERS

The validity of the securities being offered will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada and Lowenstein Sandler LLP, New York, New York. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York is counsel for the underwriters in connection with this offering.

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EXPERTS

The consolidated financial statements of Dragonfly Energy Holdings Corp. as of and for the years ended December 31, 2024 and 2023 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, https://www.dragonflyenergy.com/.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement, the accompanying prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 16, 2025 and August 14, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 3, 2025, February 5, 2025, February 27, 2025, March 10, 2025, March 24, 2025, April 28, 2025, May 8, 2025, June 3, 2025, June 13, 2025, June 24, 2025, June 27, 2025, July 7, 2025, July 21, 2025, July 29, 2025, July 30, 2025, September 4, 2025, October 6, 2025, October 15, 2025 and October 16, 2025; and

●	The description of the common stock of the Company contained in our Registration Statement on Form 8-A, filed on August 10, 2021 under Section 12(b) of the Exchange Act including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.18 to our Annual Report Form 10-K Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any subsequent prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Dragonfly Energy Holdings Corp., Attn: Chief Executive Officer, 12915 Old Virginia Road, Reno, Nevada 89521. You may also direct any requests for documents to us by telephone at (775) 622-3448.

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PROSPECTUS

Dragonfly Energy Holdings Corp.

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $150,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock, par value $0.0001 per share, is currently listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “DFLI” and our public warrants are currently listed on the Nasdaq Capital Market under the symbol “DFLIW”. On November 9, 2023, the last reported sale price of our common stock was $0.716 per share. On November 9, 2023, the last reported sale price of our public warrants was $0.056. You are urged to obtain current market quotations of our common stock and public warrants. We have no preferred stock, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 3 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2023.

Dragonfly Energy Holdings Corp. is referred to herein as “Dragonfly Energy,” “the Company,” “we,” “us,” and “our,” unless the context otherwise indicates.

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 3 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

The Company

We are a manufacturer of non-toxic deep cycle lithium-ion batteries that are designed to displace lead acid batteries in a number of different storage applications and end markets including recreational vehicles, marine vessel, solar and off-grid residence industries, with disruptive solid-state cell technology currently under development. Our goal is to develop technology to deliver environmentally impactful solutions for energy storage to everyone globally. We believe that the innovative design of our lithium-ion batteries is ideally suited for the demands of modern customers who rely on consumer electronics, connected devices and smart appliances that require continuous, reliable electricity, regardless of location.

Since 2020, we have sold over 281,000 batteries. We currently offer a line of batteries across our “Battle Born” and “Dragonfly” brands, each differentiated by size, power and capacity, consisting of seven different models, four of which come with a heated option. We primarily sell “Battle Born” branded batteries directly to consumers and “Dragonfly” branded batteries to original equipment manufacturers.

We currently source the lithium iron phosphate cells incorporated into our batteries from a limited number of carefully selected suppliers that can meet our demanding quality standards and with whom we have developed long-term relationships.

To supplement our battery offerings, we also offer our line of proprietary Wakespeed alternator regulation products which are necessary to ensure that the alternator does not get unduly stressed during the current delivery to the batteries, and that the current delivery remains within the operating limits of the onboard battery bank. In addition to its own accessories, we are also a reseller of accessories for battery systems. These include chargers, inverters, monitors, controllers, solar panels and other system accessories from brands such as Victron Energy, Progressive Dynamics, REDARK, Rich Solar, and Sterling Power.

In addition to our conventional lithium iron phosphate (“LFP”) batteries, we are currently developing the next generation of LFP solid-state cells. Since our founding, we have been developing proprietary battery cell manufacturing processes and solid-state battery cell technology for which we have issued patents and pending patent applications, where appropriate. Solid-state lithium-ion technology eliminates the use of a liquid electrolyte, which addresses the residual heat and flammability issues arising from lithium-ion batteries.

The unique competitive advantage of our cell manufacturing process is highlighted by our dry deposition technology, which completely displaces the need for toxic solvents in the manufacturing process and allows for the rapid and scalable production of chemistry-agnostic cells. Additionally, our internal production of battery cells will streamline our supply chain, allowing us to vertically integrate our cells into our batteries, thereby lowering our production costs. In October 2023, we announced the successful dry deposition of anode and cathode electrodes at scale using our patented battery manufacturing process. We expect to begin producing LFP cells in the United States by the end of 2023.

The Business Combination

On October 7, 2022, Chardan NexTech 2 Acquisition Corp., a Delaware company (“CNTQ”), and Dragonfly Energy Corp., a Nevada corporation (“Legacy Dragonfly”) consummated the merger pursuant to the Agreement and Plan of Merger, dated as of May 15, 2022 (as amended, the “Business Combination Agreement”), by and among CNTQ, Bronco Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CNTQ (“Merger Sub”), and Legacy Dragonfly. Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Dragonfly (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Legacy Dragonfly continuing as the surviving corporation in the Merger and as our wholly owned subsidiary. In connection with the Business Combination, we changed our name from “Chardan NexTech Acquisition 2 Corp.” to “Dragonfly Energy Holdings Corp.” Following the Business Combination, our business is the business of Legacy Dragonfly.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

Our address is 1190 Trademark Dr. #108, Reno, Nevada 89521, and our telephone number is (775) 622-3448. Our corporate website is: www.dragonflyenergy.com. The content of our website shall not be deemed incorporated by reference in this prospectus and you should not consider such information as part of this prospectus.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 3 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 or in other reports we file with the SEC.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for the repayment of all or a portion of our outstanding debt and for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock;
●	warrants to purchase shares of common stock or preferred stock;
●	debt securities;
●	subscription rights to purchase shares of common stock, preferred stock or debt securities; and
●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, warrants, debt securities, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $150,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of the Nevada Revised Statutes, as amended (“NRS”), our Articles of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of our securities. Copies of our Articles of Incorporation and Bylaws are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023, as amended on May 1, 2023, and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capitalization

We have 175,000,000 shares of capital stock authorized under our Articles of Incorporation, which consists of 170,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with par value $0.0001 per share.

As of November 9, 2023 there were 59,550,812 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Redeemable Warrants

Public Warrants

On October 7, 2022, we issued public warrants to purchase 9,487,500 shares of our common stock (the “Public Warrants”). Each whole redeemable Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described below. The Public Warrants will expire on October 7, 2027 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Public Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us and the warrant agent a duly executed exercise notice accompanied by payment in full for the number of common stock purchased upon such exercise. As of November 9, 2023, Public Warrants to purchase up to 9,422,905 shares of our common stock were issued and outstanding.

The exercise price for the Public Warrants is subject to adjustment for stock splits or combinations, stock dividends and distributions, reclassifications, subdivisions, and other similar transactions. Pursuant to the Warrant Agreement (as defined below), a Public Warrant holder may exercise its warrants only for a whole number of shares of common stock. No fractional shares will be issued in connection with the exercise of a Public Warrant. In lieu of fractional shares, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the Public Warrant holder.

If a registration statement registering under the Securities Act the issuance of the shares of common stock underlying the Public Warrants is not effective or available, the holder may, in its sole discretion, elect to exercise the Public Warrants for cash or on a cashless basis, and we will not be obligated to issue any shares to registered holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising registered holder, or an exemption from registration or qualification is available.

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We may call the Public Warrants for redemption in accordance with the terms summarized below:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder;

●	if, and only if, the last sales price of our common stock equals or exceeds $16.00 per share for any ten (10) trading days within a 30-trading day period ending three business days before we send the notice of redemption; and

●	if, and only if, there is a current registration statement in effect with respect to the offer and sale of the shares of common stock underlying such Public Warrants at the time of redemption and for the entire 30-trading day period referred to above and continuing each day thereafter until the date of redemption.

We may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Public Warrants (i) is not exempt from registration or qualification under applicable state blue sky laws – we will use our best efforts to register or qualify such shares or (ii) we are unable to effect such registration or qualification. However, there may be instances in which registered holders of our public warrants may be unable to exercise such public warrants but registered holders of our Private Warrants, described below, may be able to exercise such Private Warrants.

In the event that we elect to redeem all of the Public Warrants, we will fix a date for the redemption, and a notice of redemption will then be mailed by first class mail, postage prepaid, not less than 30 days prior to the date fixed for redemption to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the foregoing manner will be conclusively presumed to have been duly given whether or not the registered holder received such notice. Additionally, while we are required to provide such notice of redemption, we are not separately required to, and do not currently intend to, notify any holders of when the warrants become eligible for redemption.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.99% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

The Public Warrants have certain anti-dilution and adjustment rights upon certain events.

The Public Warrants are issued in registered form under the warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Public Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Warrants

On October 7, 2022, we issued warrants to purchase 4,627,858 shares of our common stock (the “Private Warrants”) to an affiliate of Chardan NexTech Investments 2 LLC (the “Sponsor”) in a private placement. The Private Warrants (including the common stock issuable upon their exercise of the Private Warrants) are not redeemable by us so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, have the option to exercise the Private Warrants on a cashless basis. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. As of November 9, 2023, Private Warrants to purchase up to 1,501,386 shares of our common stock were issued and outstanding.

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If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Private Warrants, multiplied by the difference between the exercise price of the Private Warrant warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Holders of our Private Warrants are entitled to certain registration rights. The Private Warrants purchased by Sponsor will not be exercisable on or after August 10, 2026, in accordance with the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g), as long as Sponsor or any of its related persons beneficially own the Private Warrants.

Penny Warrants

On October 7, 2022, we issued warrants to purchase 2,593,056 shares of our common stock at an exercise price of $0.01 per share (the “Penny Warrants”). The Penny Warrants have an exercise period of 10 years from the date of issuance. The Penny Warrants have specified weighted average anti-dilution protection against subsequent equity sales or distributions at below $10 per share, subject to customary exclusions including for issuances upon conversion exercise or exchange of securities outstanding as of October 7, 2022, issuances pursuant to agreements in effect as of October 7, 2022 (provided such issuances are taken into account in the calculation of “on a fully diluted basis” as provided above), issuances pursuant to employee benefit plans and similar arrangements, issuances in joint ventures, strategic arrangements or other non-financing type transactions, issuances in debt financings as equity kickers, issuances in public offerings and similar transactions. In addition, no anti-dilution adjustment will be made with respect to issuances of common stock pursuant to our $150 million equity facility with Chardan Capital Markets LLC (or replacement thereof) sold at a per share price above $5.00. The shares issued and issuable upon exercise of the Penny Warrants have customary registration rights requiring us to file and keep effective a resale registration statement registering the resale of the shares of common stock underlying the Penny Warrants.

As of November 9, 2023, Penny Warrants to purchase up to 597,834 shares of our common stock were issued and outstanding.

Investor Warrants

On June 22, 2023, we issued warrants to purchase 11,405,000 shares of our common stock at an exercise price of $2.00 per share (the “Investor Warrants”) in an underwritten public offering (the “June 2023 Offering”). The Investor Warrants expire on June 22, 2028 and were immediately exercisable upon issuable. In the event of certain fundamental transactions, holders of the Investor Warrants will have the right to receive the Black Scholes Value (as defined in the Investor Warrants) of their Investor Warrants calculated pursuant to the formula set forth in the Investor Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

As of November 9, 2023, Investor Warrants to purchase up to 11,131,900 shares of our common stock were issued and outstanding.

Underwriters’ Warrants

The 570,250 underwriters’ warrants issued in connection with our June 2023 Offering (the “Underwriters’ Warrants”) were exercisable upon issuance and will expire on June 20, 2028. The initial exercise price of the Underwriters’ Warrants is $2.50 per share. The Underwriters’ Warrants have substantially the same rights as the Investor Warrants. As of November 9, 2023, Underwriters’ Warrants to purchase up to 570,250 shares of our common stock were issued and outstanding.

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Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock and warrant agent for our Public Warrants is Equiniti Trust Company, LLC.

Preferred Stock

Our Articles of Incorporation authorizes a total of 5,000,000 shares of preferred stock, par value $0.0001 per share.

Under the terms of our Articles of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Choice of Forum Provisions

Our Articles of Incorporation, in Article XI, includes a mandatory forum provision that, to the fullest extent permitted by law, and unless we consent in writing, the Second Judicial District Court, in and for the State of Nevada, located in Washoe County, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on our behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to the Company or our stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Anti-Takeover Effects of the Articles of Incorporation, the Bylaws and Nevada Law

We are a Nevada corporation and are generally governed by the NRS. The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles of Incorporation, and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Combinations with Interested Stockholders

The “combinations with interested stockholders” provisions of Sections 78.411 to 78.444, inclusive, prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various business “combinations” with any person deemed to be an “interested stockholder” for a period of two years after the date that the person first become an interested stockholder, unless the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder, or the business combination is approved by the board of directors and thereafter is approved at a meeting of the corporation’s stockholders by the affirmative vote of at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder, its affiliates, and associates.

Following the expiration of the two-year period, the corporation is prohibited from engaging in business “combinations” with the interested stockholder, unless: (i) the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power of the corporation held by disinterested stockholders; or (iii) the aggregate amount of the consideration to be received in the business combination by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested stockholder is at least equal to the higher of: (a) the highest price per share paid by the interested stockholder, at a time when the interested stockholder was the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the corporation, for any common shares of the same class or series acquired by the interested stockholder within two years immediately before the date of announcement with respect to the combination or within two years immediately before, or in, the transaction in which the person became an interested stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that earliest date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that earliest date, and (b) the market value per common share on the date of the announcement of the business combination or on the date that the person first became an interested stockholder, whichever is higher, plus interest compounded annually from that date through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that date.

In general, an “interested stockholder” is any person who is (i) the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within two years immediately before the date in question was the direct or indirect beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Companies are entitled to opt out of the business combination provisions of the NRS. In our Articles of Incorporation, we have not opted out of the business combination provisions of NRS 78.411 to 78.444, inclusive.

Acquisition of Controlling Interests

Nevada law also protects the corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

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The restriction on acquisition of a controlling interest applies to corporations which have 200 or more stockholders of record (at least 100 of whom have had addresses in Nevada at all times during the 90 days immediately preceding the date of the acquisition) and conducts business in Nevada, unless the charter or bylaws of the corporation in effect on the tenth day after the acquisition of a controlling interest provide otherwise. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Once an acquirer crosses one of these thresholds by acquiring a controlling interest in the corporation, the shares which the acquirer acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest in the corporation become “control shares.” Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or a special meeting of such stockholders held upon the request and at the expense of the acquiring person, or, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and, provided that the proper procedure is adhered to, the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the charter or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Authorized Shares

Section 78.207 of the NRS provides that without any action by our shareholders, we may increase or decrease the number of authorized shares in a class or series of our shares and correspondingly effect a forward or reverse split of any class or series of the our shares (and change the par value thereof), so long as the action taken does not adversely change or alter any right or preference of our shareholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Common stock and Series A Preferred Stock have been established, and our board has authority to establish more than one series of preferred stock, and the different series shall have such relative rights and preferences, with such designations, as our board may by resolution provide. Issuance of such a new series could, depending upon the terms of the series, delay, defer, or prevent a change of control of our Company.

Stockholder Action by Written Consent

Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the charter provides otherwise. Our Articles of Incorporation preclude stockholder action by written consent.

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Number of Directors; Vacancies; Removal

Our Bylaws provide that our board may fix the number of directors at no less than one. Any vacancy on our board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of our board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum. A director chosen to fill a position resulting from an increase in the number of directors shall hold office for a term that coincides with the remaining term of that class of director.

The NRS requires the vote of the holders of at least two-thirds of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause. The articles of incorporation may provide for a higher voting threshold but not a lower one.

Our Bylaws provide that any director or directors of the corporation, except those elected by the holders of any series or class of preferred stock provided for or fixed pursuant to the provisions of Article V of the Articles of Incorporation, may be removed from office at any time, but only for cause, by the vote or written consent of stockholders representing not less than 66 2/3% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting together as a single class.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations at the annual meeting of stockholders.

Approval for Amendment of Articles of Incorporation and Bylaws

Our Articles of Incorporation further provides that the affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, is required to amend or repeal certain provisions of our Articles of Incorporation, including provisions relating to the size of the board, removal of directors, special meetings and actions by written consent. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, is required to adopt, amend, alter or repeal our Bylaws, although our Bylaws may be adopted, amended, altered or repealed by a majority vote of the board of directors, assuming no vacancies.

Stock Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “DFLI” and our Public Warrants are currently listed on the Nasdaq Capital Market under the symbol “DFLIW”.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

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We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Dragonfly Energy Holdings Corp. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our future subsidiaries, if any, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

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Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

1.	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

2.	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

3.	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

4.	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,
(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or
(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

5.	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,
(B)	consent to the entry of an order for relief against us in an involuntary case,
(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or
(D)	make a general assignment for the benefit of our creditors; or

6.	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

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“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

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Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

●	the procedures and conditions relating to the exercise of the warrants;

●	the number of shares of our common or preferred stock, if any, issued with the warrants;

●	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

●	the offering price of the warrants, if any;

●	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	anti-dilution provisions of the warrants, if any;

●	call provisions of the warrants, if any; and

●	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity securities or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our equity securities or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our equity securities and debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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FORMS OF SECURITIES

Each debt security, and to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of Nasdaq or the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made to underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

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Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

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Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription right’s offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada and Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.dragonflyenergy.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Dragonfly Energy Holdings Corp.

Attn: Denis Phares, Chairman of the Board, President, Secretary,

Chief Executive Officer and Interim Chief Financial Officer

1190 Trademark Drive, #108

Reno, Nevada 89521

Tel: (775) 622-3488

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 17, 2023, as amended on May 1, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as filed with the SEC on May 15, 2023, August 21, 2023 and November 14, 2023, respectively;

●	our Current Reports on Form 8-K as filed with the SEC on March 2, 2023, March 9, 2023, March 10, 2023, March 29, 2023, March 31, 2023, May 1, 2023 and June 21, 2023;

●	the description of our common stock and Warrants contained in our Registration Statement on Form 8-A filed with the SEC on August 10, 2021 under Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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36,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 5,000,000 Shares of Common Stock

5,000,000 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Canaccord Genuity

Co-Manager

Roth Capital Partners

October 16, 2025